EXHIBIT 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Elusys Therapeutics, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Elusys Therapeutics, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the year then ended, and the related notes to the financial statements.

Management’s responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards general accepted in the United States of America. Those standard require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free form material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error, in making those risk assessments. The auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elusys Therapeutics, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ EISNERAMPER LLP

EISNERAMPER LLP

Iselin, New Jersey

October 4, 2021

ELUSYS THERAPEUTICS, INC.

Contents

Page

Financial Statements

Balance sheets as of December 31, 2020 and 2019	2

Statements of operations for the years ended December 31, 2020 and 2019	3

Statements of changes in stockholders’ equity for the years ended December 31, 2020 and 2019	4

Statements of cash flows for the years ended December 31, 2020 and 2019	5

Notes to financial statements	6 - 21

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ELUSYS THERAPEUTICS, INC.

Balance Sheets

	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$6,485,785	$17,902,198
Contract receivables	163,584	479,962
Prepaid supplies	—	1,116,815
Prepaid expenses and other current assets	1,258,825	657,223
Inventory - current	11,472,540	—
Deposits for inventory	—	7,887,290

Total current assets	19,380,734	28,043,488

Inventory – non-current	8,081,114	10,611,502
Property and equipment, net	104,367	133,709
Security deposits and other non-current assets	27,957	27,957
Deferred tax assets, non-current	8,779,000	—
Right of Use Asset	510,575	639,046

Total assets	$36,883,747	$39,455,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,406,468	$1,237,149
Accrued liabilities	1,076,246	6,926,126
Deferred revenue	—	8,000,000
Current portion of operating lease obligation	134,858	145,335
Current portion of debt	410,900	—

Total current liabilities	3,028,472	16,308,610

Operating lease obligation, long-term	393,070	508,338

Total liabilities	3,421,542	16,816,948

Stockholders’ equity:
Series D convertible preferred stock	108,736,271	108,736,271
Series E convertible preferred stock	8,655,897	8,655,897
Common stock	9,468	9,518
Additional paid-in capital	208,937	193,792
Accumulated deficit	(84,148,368)	(94,956,724)

Total stockholders’ equity	33,462,205	22,638,754

Total liabilities and stockholders’ equity	$36,883,747	$39,455,702

The accompanying notes are an integral part of these financial statements

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ELUSYS THERAPEUTICS, INC.

Statements of Operations

	Year Ended December 31,
	2020	2019

Revenues:
Government service revenue	$3,024,155	$3,933,738
Product sales	8,092,400	23,534,950

Total revenues	11,116,555	27,468,688

Costs and expenses:
Cost of product sales	(976,473)	(7,882,293)
Research and development	(3,213,510)	(9,005,046)
Selling, general and administrative	(4,643,910)	(5,587,827)

Income from operations	2,282,662	4,993,522

Other income:
Other income, net	20,058	151,225

Income before income taxes	2,302,720	5,144,747
Current income tax benefit (expense)	8,505,586	(366,829)

Net income	$10,808,306	$4,777,918

The accompanying notes are an integral part of these financial statements

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ELUSYS THERAPEUTICS, INC.

Statements of Changes in Stockholders’ Equity

	Convertible Preferred Stock						Additional		Total
	Series D		Series E		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2018	65,845,422	$108,736,271	5,747,127	$8,655,897	9,517,033	$9,518	$172,403	$(99,734,642)	$17,839,447
Stock compensation expense related to the grant of stock options	—	—	—	—	—	—	21,389	—	21,389
Net income	—	—	—	—	—	—	—	4,777,918	4,777,918

Balance at December 31, 2019	65,845,422	108,736,271	5,747,127	8,655,897	9,517,033	9,518	193,792	(94,956,724)	22,638,754
Stock compensation expense related to
the grant of stock options	—	—	—	—	—	—	15,145	—	15,145
Restricted stock forfeiture	—	—	—	—	(50,000)	(50)	—	50	—
Net income	—	—	—	—	—	—	—	10,808,306	10,808,306

Balance at December 31, 2020	65,845,422	$108,736,271	5,747,127	$8,655,897	9,467,033	$9,468	$208,937	$(84,148,368)	$33,462,205

The accompanying notes are an integral part of these financial statements

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ELUSYS THERAPEUTICS, INC.

Statements of Cash Flows

	Year Ended December 31,
	2020	2019

Cash flows from operating activities:
Net income	$10,808,306	$4,777,918
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	30,909	33,997
Deferred tax asset valuation allowance	(8,779,000)	—
Right of Use Asset – ROU	128,471	62,246
Loss on disposition of assets	—	3,041
Stock compensation expense	15,145	21,389
Changes in operating assets and liabilities:
Contract receivables	316,378	893,508
Prepaid supplies	139,844	1,365,038
Inventory	(77,891)	(1,758,676)
Prepaid expenses and other current assets	(601,602)	886,461
Deposits for inventory	—	(4,333,595)
Other non-current assets – security deposits	—	1,997,131
Accounts payable and accrued liabilities	(5,680,561)	5,629,338
Deferred revenue	(8,000,000)	—
Operating lease obligation	(125,745)	(47,619)

Net cash (used in)/provided by operating activities	(11,825,746)	9,530,177

Cash flows from investing activities:
Purchase of property and equipment	(1,567)	(134,672)
Net cash used in investing activities	(1,567)	(134,672)

Cash flows from financing activities:
Proceeds from debt	410,900	—
Net cash provided by financing activities	410,900	—

Net (decrease)/increase in cash and cash equivalents	(11,416,413)	9,395,505
Cash and cash equivalents at beginning of year	17,902,198	8,506,693

Cash and cash equivalents at end of year	$6,485,785	$17,902,198

Supplemental disclosure of cash flow information:
Taxes paid/(refunded) during the year	$439,878	$(167,171)

The accompanying notes are an integral part of these financial statements

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note A - Corporate Information, Status of Operations, and Management Plans

[1]	Corporate information:

Elusys Therapeutics, Inc. (the “Company”), incorporated on April 14, 1998, focused on the development of targeted anti-infective therapeutics for the treatment of infectious diseases. The Company’s focus is on the commercialization, continued development and product enhancements of its anti-anthrax antibody, ANTHIM®.

Status of operations and management plans:

In December 2020, Elusys Therapeutics, Inc. announced that the European Commission (“EU”) has approved obiltoxaximab, the Company’s monoclonal antibody (mAb) anthrax antitoxin for the treatment of inhalation anthrax. Obiltoxaximab is indicated in all age groups in combination with appropriate antibacterial drugs for the treatment of inhalational anthrax due to Bacillus anthracis; and for post-exposure prophylaxis of inhalational anthrax when alternative therapies are not available or not appropriate. This EU approval for obiltoxaximab was automatically converted to a UK marketing authorization on January 1, 2021.

In August 2020, Elusys Therapeutics, Inc. (“Elusys”) announced that Health Canada has approved the Company’s New Drug Submission (“NDS”) for Anthim (obiltoxaximab for injection), the Company’s monoclonal antibody (mAb) anthrax antitoxin for the treatment of inhalation anthrax.

In April 2018, the Company was awarded a delivery order for $25.2M by the U.S. Government for ANTHIM®. This is the second delivery order (“DO2”) issued for ANTHIM® by the Biomedical Advanced Research and Development Authority (“BARDA”), part of the U.S. Department of Health and Human Services Office of the Assistant Secretary for Preparedness and Response (“DHHS/ASPR”). This procurement will increase the inventory of ANTHIM® stored in the Strategic National Stockpile (“SNS”) for use as a medical countermeasure against a potential bioterrorist attack. The Company is pursuing additional delivery orders with BARDA, as well as identifying other potential customers for the sale of its ANTHIM® product. Additionally, the Company will continue to provide research and development services to U.S. government agencies under its grant contracts.

In March 2016, ANTHIM® (obiltoxaximab) Injection, the Company’s monoclonal antibody (mAb) anthrax antitoxin, received approval from the U.S. Food and Drug Administration (“FDA”) for the treatment of adult and pediatric patients with inhalational anthrax due to Bacillus anthracis in combination with appropriate antibacterial drugs, and for prophylaxis of inhalational anthrax due to B. anthracis when alternative therapies are not available or not appropriate.

In November 2015, the Company was awarded its first delivery order under a procurement contract for ANTHIM ® (obiltoxaximab), valued at $44,900,000. The delivery order (“DO1”) was issued by the Biomedical Advanced Research and Development Authority, part of the DHHS/ASPR, for acquisition of ANTHIM® into the SNS as a countermeasure against a potential bioterrorist attack. In 2011 and 2009, as discussed in Note E, the Company was awarded two contracts by BARDA which complement a prior contract with the National Institute of Allergy and Infectious Diseases, for the development of ANTHIM®.

Note B - Summary of Significant Accounting Policies

[1]	Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note B - Summary of Significant Accounting Policies (continued)

[2]	Revenue recognition and deferred revenue:

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, effective January 1, 2019. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price using the most likely method based on historical experience as well as applicable information currently available.

Product Sales

The Company recognizes revenue from product sales when its performance obligations with its customers have been satisfied. In the contracts with BARDA, the Company has identified individual performance obligations to manufacture and supply products to the government. The performance obligations are satisfied at a point in time when the Company’s customers obtain control of the product, which is typically upon acceptance of the product at the delivery site. The Company invoices its customers after acceptance of the product and invoice payments are generally due within 30 days of the invoice date. The Company records product sales net of any variable consideration, including refund rights. The Company uses the most likely amount method when estimating its variable consideration, unless terms are specified within contracts. The Company recognizes revenue to the extent that it is probable that a significant revenue reversal will not occur in a future period. These estimates may differ from actual consideration received. The Company evaluates these estimates to reflect known changes.

During the year-ended December 31, 2016, the Company received a payment advance of $8,000,000 from BARDA for two separate deliveries of ANTHIM®, the first delivery was made in 2016 and the second delivery for replacement product was delivered in 2020. The Company recognized the advance payment as revenue in 2020.

Additionally, under DO1 and DO2, the Company is required to deliver a specified amount of product by September 2021.

Grant Revenue

The Company performs research and development for the U.S. Government agencies under cost plus fixed fee contracts. Revenues from reimbursable contracts are recognized over time as allowable costs are incurred during the period since the U.S. Government simultaneously receives and consumes the benefits provided by the Company. The Company uses the input method to measure satisfaction of the performance obligation. The cost plus fixed fee contracts include a variable component since they are subject to audit by

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note B - Summary of Significant Accounting Policies (continued)

[2]	Revenue recognition and deferred revenue: (continued)

the granting agency and, as a result, the amount could be adjusted in future periods based on the results of the audit. Included in contract receivables are unbilled receivables totaling $15,000 and $229,000 at December 31, 2020 and 2019, respectively. Unbilled receivables primarily represent revenue earned on contracts, which the Company is contractually precluded from billing until a future date.

Disaggregated Revenue

Contract revenue, assets and liabilities under the contracts described above, as well as the sales of ANTHIM® to BARDA are as follows as of December 31, 2020 and 2019:

	2009 BARDA Contract	2011 BARDA Contract	Sales of ANTHIM®	Total

December 31, 2020:
Revenue	$—	$3,024,155	$8,092,400	$11,116,555
Accounts receivable	—	57,430	23,100	80,530
Unbilled revenue	—	15,484	—	15,484
Accrued expense	—	15,484	—	15,484
Deferred revenue	—	—	—	—

	2009 BARDA Contract	2011 BARDA Contract	Sales of ANTHIM®	Total

December 31, 2019:
Revenue	$825	$3,932,913	$23,534,950	$27,468,688
Accounts receivable	—	214,146	27,500	241,646
Unbilled revenue	—	228,601	—	228,601
Accrued expense	—	224,015	—	224,015
Deferred revenue	—	—	8,000,000	8,000,000

In accordance with the DHHS contracts, the Company is subject to periodic reviews of fringe and indirect overhead rates submitted under the contracts for reimbursement. The audit of the 2019 and 2018 fringe and overhead rate have been completed and the final indirect cost rate agreements executed. Amounts due to the Company under the contract HHSO100201100034C for 2019 and 2018 are $296,600 and $557,600, respectively. The performance obligation is satisfied when the DHHS obtains control of the service deemed to be at the time of invoicing. Accordingly, the Company will record this as revenue in 2021 when it is probable that the uncertainty giving rise to the variability of the payment of the transaction price is resolved.

[3]	Concentration of credit risk:

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash, which are maintained with one major financial institution. The Company has not experienced any losses in such accounts.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note B - Summary of Significant Accounting Policies (continued)

[4]	Prepaid supplies:

In 2020, the Company reclassed $977,000 to inventory and $140,000 to expense from prepaid supplies. Supplies initially identified for research and development (“R&D”) were returned to inventory upon discontinuance of the related R&D program. Prepaid raw materials representing resins will reach expiry prior to use in future production periods of ANTHIM® and was expensed. As of December 31, 2020 and 2019, the Company had prepaid supplies which amounted to $0 and $1,117,000, respectively.

[5]	Inventory:

The Company has bulk drug substance (“BDS”) used in the manufacturing process recorded as non-current inventory, with a cost basis of $8,081,114 and $10,612,000, as of December 31, 2020 and 2019, respectively. Non-current inventory is not identified for any specific sale or customer as of December 31, 2020. All inventory has been recorded at the lower of cost or market.

[6]	Property and equipment:

Property and equipment are stated at cost, less depreciation and amortization. Depreciation is calculated using the straight-line method based on a three-year life for office equipment, and seven-year life for furniture and fixtures. Amortization of leasehold improvements is computed using the straight-line method over the shorter of their estimated useful life or the term of the lease.

The initial cost of property and equipment consists of its purchase price and any directly attributable costs related to bringing the asset to its working condition and location for its intended use. Expenditures incurred after an asset has been put into operations that do not result in an improvement of the asset or extension of its estimated life, such as repairs and maintenance, are charged to expense in the period in which they are incurred. The Company reviews property and equipment for impairment whenever events or changes in business circumstances indicate that the carrying amount of such assets may not be fully recoverable. Impairment is recognized for long-lived assets when the carrying values exceed their undiscounted cash flows.

[7]	Income taxes:

The Company provides for deferred income taxes in accordance with the FASB ASC Topic 740, Income Taxes, which requires deferred tax assets and liabilities to be recognized for the future tax consequences attributable to net operating loss (“NOL”) carryforwards and for differences between the financial statement carrying amounts and the respective tax bases of assets and liabilities. Deferred tax assets are reduced if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company also follows the FASB ASC Topic 740-10, Uncertainty in Income Taxes. This Topic prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Topic also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes tax benefits or expenses of uncertain tax positions in the year such determination is made when the position is more likely than not to be sustained assuming examination by tax authorities.

Management evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not to be sustained upon examination by the applicable tax authorities. As of December 31, 2020 and 2019, the Company had no material uncertain tax positions.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note B - Summary of Significant Accounting Policies (continued)

[8]	Stock-based compensation:

The Company recognizes compensation expense for all equity-based payments. Stock-based compensation issued to employees is accounted for under ASC 718-10, Compensation—Share Compensation (“ASC 718-10”). The Company utilizes the Black-Scholes valuation method to recognize compensation expense over the vesting period. Certain assumptions need to be made with respect to utilizing the Black-Scholes valuation model, including the expected life, volatility, risk-free interest rate and anticipated forfeiture of the stock options.

[9]	Research and development costs:

Research and development expenditures are expensed as incurred. Research and development expenses are comprised of costs in performing research and development activities, including, salaries, benefits, contracted services, materials, supplies and other external costs.

[10]	Leases:

Right of Use (“ROU”) assets represent the Company's right to use an underlying asset during the reasonably certain lease term and operating lease obligations represent the Company's obligation to make lease payments arising from the lease. The Company recognizes ROU lease assets and operating lease liabilities at lease commencement on our balance sheet based on the present value of lease payments over the lease term using a discount rate determined based on the Company's incremental borrowing rate since the rate implicit in each lease is not readily determinable. The Company elected the practical expedient to account for each separate lease component of a contract and its associated non-lease components as a single lease component. The Company does not record an ROU asset and corresponding lease liability for leases with an initial term of 12 months or less (“short-term leases”). Lease payments are made in accordance with the lease terms and lease expense is recognized on a straight-line basis over the lease term.

[11]	Recent accounting pronouncements:

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses. The standard modifies the impairment model for most financial assets, including trade accounts receivables and loans, and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. The effective date of the standard is for fiscal years beginning after December 15, 2022, with early adoption permitted for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of adoption of this update on its financial statements and related disclosures.

[12]	Subsequent events:

The Company evaluated events or transactions that occurred after the balance sheet date through October 4, 2021, the date the financial statements were available to be issued. See Note M.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note C - Property and Equipment

Property and equipment consist of the following:

	December 31,
	2020	2019

Office equipment	$47,150	$45,583
Furniture and fixtures	102,469	102,469
Leasehold improvements	55,395	55,395

	205,014	203,447
Less: accumulated depreciation and amortization	100,647	69,738

Property and equipment, net	$104,367	$133,709

Depreciation and amortization expense for the years ended December 31, 2020 and 2019 was approximately $31,000 and $34,000, respectively. Coincident with the Company’s move to a new office space in June 2019, the leasehold improvements relating to their former leased office location have been fully amortized and written off as of December 31, 2019.

Note D - Debt

On May 4, 2020, Elusys Therapeutics, Inc. entered into an unsecured term loan in the amount of $410,900 issued by the U.S. Small Business Administration (“SBA”) in accordance with the Coronavirus Aid, Relief and Economic Security Act (“CARES”) Act Paycheck Protection Program. The principle amount outstanding is payable over a 24-month period at an annual interest rate of 1%. Payments begin six months from the day of first disbursement of the loan and interest will accrue during this deferment period. In November 2020, the Company applied through the lender (Citibank) for forgiveness of the amount due on this loan. The Company received the approval of loan forgiveness in May 2021. Our total indebtedness under this agreement was $410,900 and $0 as of December 31, 2020 and 2019, respectively. Interest accrued through December 31, 2020 totaled $2,385.

In September 2015, the Company entered into a $5,000,000 uncommitted revolving line of credit (“LOC”) with Citibank, N.A. The LOC carries a variable interest rate on any unpaid principal balance of 2.0 percentage points over the 30 day London Interbank Offered Rate (“LIBOR”), is due on demand, and is collateralized by certain cash accounts. LIBOR as of December 31, 2020 was 2.15%. Our total indebtedness under this agreement as of December 31, 2020 and 2019 was $0.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note E - Significant Contracts and Agreements

Research Contracts

Department of Health and Human Services Contract

a.	In December 2009, the Company was awarded a multi-part cost plus fixed fee contract from the DHHS Biomedical Advanced Research and Development Authority for the development and manufacture of ANTHIM®. The contract starts with a base-year contract in the amount of $16.8 million (base-year contract) for development activities necessary to achieve emergency use application eligibility and submit a biologics license application for the use of ANTHIM® as a treatment for anthrax infection and conduct studies to evaluate a post-exposure prophylaxis indication.

In addition, the contract has four separate one-year options, with a total additional preliminary contract value of $126.2 million. The government may, by unilateral contract modification, require the Company to perform any of the additional options as defined in the contract by giving the Company at least 60 days’ notice prior to the contract expiration date. The following options were exercised by DHHS, which reflect all of the options available under the contract:

•	In July 2010, DHHS exercised the first of the one-year options valued at $40.6 million.

•	In July 2012, DHHS exercised the second of the one-year options valued at $50.2 million.

•	In September 2012, DHHS exercised a third option valued at $10 million.

•	In July 2013, DHHS exercised the fourth option valued at $25 million.

The Company has completed all of the activities required under this contract and is awaiting formal contract close-out.

b.	In August 2011, the Company was awarded another multi-part cost plus fixed fee contract for the development of an anti-toxin for pre- and post-exposure prophylaxis use and treatment via intramuscular injection. The contract, which amounts to $26.5 million, has a base performance period that runs from September 15, 2011 to September 14, 2013, focused on initiating nonclinical development studies and further development activities in support of administration of ANTHIM® by the intramuscular route.

In addition, the contract has five separate options with varying performance periods and additional preliminary contract value totaling approximately $42.3 million. The government may, by unilateral contract modification, require the Company to perform any of the additional options as defined in the contract by giving the Company notice prior to the contract expiration date. The following options were exercised by DHHS:

•	In August 2012, DHHS exercised the first of the contract options valued at $4.5 million.
•	In September 2014, DHHS exercised the second of the contract options valued at $7.4 million.
•	In September 2015, DHHS exercised the third of the contract options valued at $16.2 million.
•	In September 2016, DHHS exercised a portion of the fourth of the contract options valued at $2.3 million.
•	In December 2016, DHHS exercised the remaining portion of the fourth of the contract options valued at $2.4 million.
•	On October 6, 2020, DHHS granted an extension to the period of performance to July 31, 2021.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note E - Significant Contracts and Agreements (continued)

Agreements

Genentech, Inc. License Agreement

On September 21, 2016, the Company obtained a non-exclusive license right from Genentech, Inc. (“Genentech”) to use patented technology necessary to manufacture ANTHIM®. Under the terms of the agreement the Company made license payments in 2017 and 2016 totaling $1,200,000. The Company capitalized the license payment as an intangible asset which was fully amortized in 2018.

In addition, the Company is required to pay Genentech on a quarterly basis through December 18, 2018, a royalty of $150 for each therapeutic dose sold to a governmental third party and 4% of net sales of all licensed products sold to a non-governmental third party, as defined in the agreement. In 2016, the Company made royalty payments of $300,000 related to deposits on product reflected as deferred revenue. This royalty payment was recorded as a prepaid expense and was expensed as a cost of sale consistent with the recognition of the related revenue in 2020. Royalty expense amounted to $300,000 and $0 for the years ended December 31, 2020 and 2019, respectively.

Lonza Sales AG

In April 2009, the Company entered into a license agreement with Lonza Sales AG (“Lonza”) for certain intellectual property rights. The agreement requires the Company to pay Lonza on a quarterly basis, a royalty based on the net selling price of all products manufactured by Lonza or a strategic partner of the Company as defined in the agreement. In 2016, the Company made royalty payments of $120,000 related to deposits on product reflected as deferred revenue. This royalty payment was recorded as a prepaid expense and was expensed as a cost of sale consistent with the recognition of the related revenue in 2020. Royalty expense amounted to $120,000 and $176,000 for the years ended December 31, 2020 and 2019, respectively.

The Company has two subcontract agreements with Lonza to procure services for the commercial manufacturing and supply of the product for and to the Company (“2015 Bulk Drug Substance Ordering Agreement”) and to transfer, scale-up and validate the product in support of the U.S. Government contract (“Subcontract Agreement”). The latter agreement aligns with the BARDA contract terms as outlined above. The total value of the contracts with Lonza are estimated at $72,000,000 and $60,000,000, respectively. Payments for the year ended December 31, 2020 under these contracts amounted to approximately $5,820,000 and $150,900, respectively, and for the year ended December 31, 2019, $7,915,000 and $700,200, respectively. Amounts due to Lonza under these contracts totaled approximately $88,000 and $5,874,000 at December 31, 2020 and 2019, respectively.

Lonza intends to decommission the bioreactors previously used to manufacture Elusys’ product and Lonza will establish a new suite for manufacturing by 2022-2023. As a result in December 2018, the Company entered into an agreement (“Amendment #63”) to the Bulk Drug Substance Ordering Agreement with Lonza defining the transfer and establishment of the licensed process in the new manufacturing suite. The Company expects that the transfer will result in a substantial expense and the Company currently does not have a substitute manufacturer. The Company is currently assessing its options as it relates to the manufacture of future orders. Additionally, as per Amendment #63, future commercial orders that utilize the new manufacturing suite will have a minimum campaign size of seven (7) batches at a per-batch price of $2,550,000 unless agreed upon by both parties in writing.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note F - Capital Structure

[1]	Stockholders’ agreement:

The owners of the Company’s common and preferred stock are parties to the Amended and Restated Shareholders Agreement executed in January 2007. This agreement provides a right of first refusal to the holders of preferred stock of the Company to purchase, in whole or in part, any securities the Company should offer in the future at the price and on the terms and any such considerations specified in the offer, subject to certain exemptions. The stockholders’ agreement terminates upon the occurrence of certain events, including a firmly underwritten initial public offering of any common stock of the Company with gross proceeds of $20,000,000 or more and has a per share price to the public of $2.40 or more.

[2]	Common stock:

The total number of shares of common stock the Company is authorized to issue is 95,000,000 with a par value of $0.001. Of its total authorized shares, the Company has reserved 6,425,749 shares for its stock option and restricted stock plan, 65,845,422 shares for the conversion of Series D Convertible Preferred Stock (“Series D”), 5,747,127 shares for the conversion of Series E Convertible Preferred Stock (“Series E”), and 229,885 shares for the conversion of Series E Junior Preferred Stock. Holders of common stock, voting as a separate class, are also entitled to elect one director to the Board. Restricted shares issued and outstanding were 1,082,210 and 1,142,210 at December 31, 2020 and 2019, respectively.

[3]	Preferred stock:

Series D Convertible Preferred Stock

In April 2004, the Company completed the initial closing of issuance and sale of Series D Preferred Stock whereby the holders of the Series A, Series B, Series C, and Series C2 Preferred Stock (the “Designated Preferred Stock”) were allowed to purchase Series D Preferred Stock and exchange their previously acquired shares of Designated Preferred Stock into such number of fully paid, non-assessable shares of Series D shares based upon an investment formula. Those holders of the Designated Preferred Stock who elected not to purchase or not to purchase to the full extent of such holder’s pro-rata share (referred to as “Non-Participating Holders”), all of the outstanding shares (or such lesser number of shares not converted to Series D) held by such Non-Participating Holders would be automatically converted into the number of fully paid, non-assessable shares of common stock without any further action by the holders of such shares. Issuance costs totaling $366,014 were presented as a reduction of the carrying amount of the Series D Preferred Stock.

The Company received approximately $10.3 million and issued approximately 49 million shares of Series D on the conversion of Series A, Series B, Series C, and Series C2 and sale of Series D. Furthermore, immediately following the initial closing of the issuance and sale of Series D, the Company amended and restated the “2004 Amended and Restated Certificate of Incorporation”, providing for, among other things, the elimination of the Series A, Series B, Series C, and Series C2.

As of December 31, 2020 and 2019, there were 65,845,422 shares authorized, issued, and outstanding of Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock had an aggregate liquidation preference of $216,745,390 and $202,245,009 as of December 31, 2020 and 2019, respectively. The redemption feature on the Series D Convertible Preferred Stock expired in 2013 and therefore no amounts are included as mezzanine equity.

Series E Convertible Preferred Stock

In January 2007, the Company issued 5,747,127 shares of Series E Convertible Preferred Stock to Pfizer for $5,000,000. Issuance costs totaling $13,588 were presented as a reduction of the carrying amount of the Series E Preferred Stock.

As of December 31, 2020 and 2019, there were 5,747,127 shares authorized, issued, and outstanding of Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock had an aggregate liquidation preference of $17,593,781 and $16,444,321 as of December 31, 2020 and 2019, respectively. The redemption feature on the Series E Convertible Preferred Stock expired in 2013 and therefore no amounts are included as mezzanine equity.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note F - Capital Structure (continued)

Series E Junior Convertible Preferred Stock

The Company is authorized to sell 229,885 shares of Series E Junior Convertible Preferred Stock with a par value of $0.01 at a price of $0.87 per share. There were no shares issued and outstanding as of December 31, 2020 and 2019.

Holders of both Series D and Series E Preferred Stock are entitled to the following rights and privileges:

Voting

Holders of senior preferred stock are entitled to vote on all matters voted on by stockholders of the Company and shall have that number of votes equal to the maximum number of whole shares of common stock into which the shares of preferred stock held by such holder could be converted as of the record date. Except as otherwise required by law, the Series E Junior Convertible Preferred Stock shall have no voting rights.

Dividends

The holders of preferred stock shares are entitled to receive cumulative preferential dividends compounded quarterly, at an annual rate of $0.0640 and $0.0696 per share of Series D and Series E Preferred Stock, respectively, payable when declared by the Board of Directors (“Board”) or payable (whether or not declared by the Board) upon liquidation or redemption as stipulated in the “Amended and Restated Certificate of Incorporation of Elusys Therapeutics, Inc.” The junior preferred stock will receive dividends as and when declared by the Company on a pari passu basis with the common stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, each holder of senior preferred stock shall be entitled to be paid out of the distributable assets of the Company before any payment or distribution of any kind is made to any holder of junior preferred stock and common stock, the aggregate amount of the liquidation value (defined as the original purchase price multiplied by one and one half, plus all dividends declared or accrued, whether or not declared, but unpaid).

Conversion

Each share of preferred stock shall be convertible, at the option of the holder, at any time after the original issue date of such share at the conversion ratio in effect at the time of conversion. Each share of preferred stock shall be convertible into the number of shares of common stock equal to the quotient of the initial conversion price ($0.80 for Series D and $0.87 for Series E and Series E Junior) divided by the conversion price in effect at the time of conversion (referred to as “Conversion Ratio”).

Note G - Stock Option/Restricted Stock Plans

The Company adopted the 1999 Stock Option/Restricted Stock Plan (the “1999 Plan”) in January 1999 and adopted Amendment No. 4 effective July 14, 2004. Under the amended 1999 Plan, the Board, or a committee (the “Committee”) appointed by the Board, has the sole discretion to grant to employees, directors, and consultants who are responsible for or contribute to the management, growth, and profitability of the Company and its affiliates (i) stock options and (ii) restricted stock.

In April 1999, the Company also adopted the 1999 Director Stock Option Plan (the “Director Plan”) and adopted Amendment No. 2 effective July 14, 2004. The Chief Executive Officer of the Corporation has complete authority to administer, construe and interpret the terms of the Director Plan. Persons entitled to receive options and the terms and amounts of such options shall be determined as provided in the Director Plan.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note G - Stock Option/Restricted Stock Plans (continued)

In March 2007, the stockholders of the Company adopted the Stock Option and Restricted Stock Plan (the “2007 Plan”) providing for the issuance of an additional 7,000,000 shares of common stock to directors, officers, employees, and consultants of the Company. Under the 2007 Plan, each option granted to an employee shall be an incentive stock option to the maximum permitted under the Internal Revenue Code, and any excess over such maximum, as well as each option granted to non-employee grantee, shall be a nonqualified stock option. The 2007 Plan allows a nonemployee director to receive an option of 20,000 shares of common stock upon initial election to the Board and an annual option to purchase 40,000 shares of common stock. In addition, the Chairman of the Board can elect 16,500 options and a nonemployee director can elect 10,000 options in lieu of an annual cash retainer for their “Compensation Option” and 2,500 shares or 1,250 shares granted in lieu of cash compensation for each Committee or Board meeting attended in person or by telephonic attendance, respectively. Options vest in accordance with the provisions of the 2007 Plan or on terms set forth in the stock option agreement.

Options terminate on the 10th anniversary of the date of grant, or earlier under conditions provided in the 2007 Plan. Restricted stock awards shall consist of shares of common stock restricted against transfer, subject to substantial risk of forfeiture and other terms and conditions determined by the Committee. Upon adoption of this plan, the 1999 Plan and the 1999 Director Plan were closed and no further options are granted under that plan. As of December 31, 2020, there were 1,455,000 options outstanding under the 2007 Plan and 5,020,749 shares available for issuance.

A summary of activity under the 2007 Plan for the years ended December 31, 2020 and 2019 is as follows:

	Stock Options	Weighted- Average Exercise Price	Weighted-Average Grant Date Fair Value	Intrinsic Value

Outstanding at December 31, 2018	2,090,000	$0.17	$—	$603,427
Granted	165,000	0.38	0.13	—
Exercised	—	—	—	—
Forfeited	(385,000)	0.08	—	—

Outstanding at December 31, 2019	1,870,000	0.20	—	500,083
Granted	125,000	0.38	0.12	—
Exercised	—	—	—	—
Forfeited	(540,000)	0.17	—	—

Outstanding at December 31, 2020	1,455,000	$0.22	$—	$383,272

Available for grant at December 31, 2020	5,020,749

At December 31, 2020:
Fully vested option shares outstanding/exercisable	1,455,000
Weighted-average exercise price	$0.22
Weighted-average remaining contractual term	4.6 years

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note G - Stock Option/Restricted Stock Plans (continued)

The Company has utilized the Black-Scholes-Merton valuation model for estimating the fair value of all stock options granted during 2020 and 2019. The fair value of each option is estimated on the date of the grant. The fair value is then amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Use of a valuation requires management to make certain assumptions with respect to model inputs. Set forth below are the weighted-average assumptions used in valuing the stock options granted.

Assumptions	2020	2019

Risk-free interest rate	0.27%	1.57%
Expected life	5.00 years	5.00 years
Expected volatility	36%	36%
Expected dividend yield	0%	0%

The risk-free interest rate is the average U.S. Treasury rate with a term that most closely resembles the expected life of the option for the quarter in which the option was granted. The expected life is the period of time that the options granted is expected to remain outstanding. Expected volatility is a measure of the amount by which the share price has fluctuated or is expected to fluctuate during a period. The Company calculated the expected historical volatility used by similar public companies to estimate expected volatility. The Company does not pay regular dividends on its common stock and does not anticipate paying any dividends in the foreseeable future.

Forfeitures are estimated based on the Company’s historical rate of actual share-based award forfeitures. The share-based compensation cost charged against income was approximately $15,000 and $21,000 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, there was no unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the plans. The total fair value of shares that vested during the years ended December 31, 2020 and 2019 was approximately $15,000 and $21,000, respectively.

The following table summarizes information about stock options outstanding as of December 31, 2020:

Option Exercise Price	Options Outstanding	Weighted-Average Remaining Contractual Life	Number of Options Exercisable

$0.128	295,000	0.74 years	295,000
0.131	160,000	1.61 years	160,000
0.137	250,000	3.23 years	250,000
0.173	125,000	4.72 years	125,000
0.253	125,000	5.70 years	125,000
0.302	125,000	6.74 years	125,000
0.379	375,000	8.71 years	375,000

	1,455,000	4.60 years	1,455,000

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note H - Employment Agreements

The Company has employment agreements for four employees which provide for severance in the case of termination without cause and includes a change of control provision, which provides for additional compensation in the event of such transaction.

Note I - Income Taxes

The income tax expense shown on the statements of operations differs from the amounts that would result from applying statutory income tax rates to income before taxes primarily because of the release of the valuation allowance.

Income tax benefit (expense) for the years ended December 31, 2020 and 2019 consisted of the following:

	December 31,
	2020	2019

Current:
Federal	$167,000	$167,000
State	(305,000)	(534,000)
	(138,000)	(367,000)
Deferred:
Federal	8,482,000	—
State	297,000	—
	8,779,000	—

Income tax benefit (expense)	$8,641,000	$(367,000)

The significant components of the Company’s deferred tax assets (approximates) are as follows:

	December 31,
	2020	2019

Deferred tax assets:
Operating assets and liabilities	$38,000	$12,000
Net operating loss carryforwards	6,215,000	6,737,000
Stock compensation expense	50,000	48,000
Other deferred tax assets	190,000	598,000
Federal credit carryforwards	2,286,000	2,211,000

Gross deferred tax asset, noncurrent	8,779,000	9,606,000

Valuation allowance	—	(9,606,000)

Net deferred tax asset, noncurrent	$8,779,000	$—

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note I - Income Taxes (continued)

At December 31, 2020 the Company has gross net operating loss (“NOL”) carryforwards of approximately $29,600,000 for federal income tax purposes. The NOL carryforwards generated prior to 2020 expire in various years beginning in the year 2022. The Company also has approximately $2,100,000 of research and development carryforwards for federal purposes. The federal credits begin expiring in 2024.

The Company is projecting future taxable income and management concluded that the deferred tax assets are more likely than not to be recognized and as a result the full valuation allowance was released.

Due to the change in ownership provisions of the Internal Revenue Code, the availability of the Company’s NOL carryforwards may be subject to annual limitations under Section 382 of the Internal Revenue Code against taxable income in the future period, which could substantially limit the eventual utilization of such carryforwards. The Company had an Internal Revenue Code Section 382 study completed through December 31, 2012, noting that there were no ownership changes which would limit the utilization of NOL carryforwards.

On March 27, 2020, Congress passed the CARES Act. This Act modified the current rules relative to NOLs. Under the CARES Act, NOLs arising in tax years beginning after December 31, 2017, and prior to January 1, 2021 may be carried back five years preceding the year of the loss. After the enactment of the Tax Cuts and Jobs Act of 2017, NOLs could no longer be carried back, but they could be carried forward indefinitely subject to a limitation of 80% of taxable income. The CARES Act also temporarily remove the 80% limitation until 2020. Thus far, the Company did not generate any NOLs subsequent to December 31, 2017 and all NOLs are being carried forward.

Note J - Leases

On December 31, 2018, the Company entered into an operating lease agreement for a 6,702 square foot office space facility on 4 Century Drive in Parsippany, New Jersey from June 6, 2019 through June 30, 2024, which require average monthly payments of $13,125. The Company determines if an arrangement is a lease at inception. The arrangement is a lease if it conveys the right to the Company to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. This operating lease is included in Right-of-Use (“ROU”) asset, current portion of operating lease indebtedness and operating lease indebtedness, long-term on the balance sheets. The Company recognizes rent expense for this lease on a straight-line basis over the lease term. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, it uses its incremental borrowing rate of 4.4% based on the commencement date in determining the present value of these lease payments. The Company gives consideration to instruments with similar characteristics when calculating this incremental borrowing rate. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Rent expense was approximately $156,000 and $192,000 for the years ended December 31, 2020 and 2019, respectively, and cash payments for rent and utilities was $154,000 and $188,000 for the years ended December 31, 2020 and 2019, respectively. Amortization of the ROU asset totaled $128,471 and lease liability payments totaled $152,191 for the year ended December 31, 2020.

On December 31, 2018, the Company entered into a sublease agreement for 14,049 square foot office space facility on Riverside Drive, in Pine Brook, New Jersey from January 1, 2019 through June 30, 2019. This sublease was terminated on June 30, 2019. The total income from the sublease agreement was recognized as other income and totaled $50,000 for the year ended December 31, 2019.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note J - Leases (continued)

Future minimum payments excluding additional payments for property taxes and operating expenses for 4 Century Drive in Parsippany, New Jersey, are as follows:

Lease Payments
4 Century Dr.

2021	$155,542
2022	158,893
2023	162,244
2024	95,783

Total future payments	572,462
Less: interest/fees	(44,534)

Present value of future payments	527,928
Current portion	134,858

Long-term portion	$393,070

Note K - Retirement Plans

The Company has a 401(k) retirement plan (the “401(k) Plan”) covering all eligible employees. Employees are eligible to participate in the 401(k) Plan upon employment, as defined in the 401(k) Plan documents. Employee contributions may not exceed statutory limits for the 401(k) Plan year, and the Company will match contributions at its discretion. Matching employer contributions for the years ended December 31, 2020 and 2019, amounted to approximately $45,000 and $41,000, respectively.

Note L - Risks and Uncertainties

The extent of the impact and effects of the outbreak of the coronavirus (“COVID-19”) on the operation and financial performance of our business will depend on future developments, including the duration and spread of the outbreak, related travel advisories and restrictions, the recovery time of the disrupted supply chains, production delays, and uncertainty with respect to the accessibility of additional liquidity, all of which are highly uncertain and cannot be predicted. Based on our continual assessment we are projecting an impact to the demand for the Company’s products for an extended period and our results of operations may be materially adversely affected. Management continues to monitor this matter closely.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2020 and 2019

Note M - Subsequent Events

On April 28, 2021, Elusys Therapeutics, Inc. was awarded a second term loan issued by the U.S. Small Business Administration under the CARES Act Paycheck Protection Program. This unsecured loan in the amount of $411,000 is payable over a 60-month term at an annual interest rate of 1%. No payments are due during the period (the “Deferment Period”) beginning on the date of first disbursement of the loan and ending on the earliest of (a) the date (i) of determination on Borrower’s forgiveness application that no part of the loan is entitled to forgiveness (ii) on which the amount of forgiveness determined under the Paycheck Protection Program is remitted by SBA to and received by Lender, or (iii) that is 10 months after the last day of the covered period if Borrower fails to apply for forgiveness within 10 months after the last day of the covered period, or (b) the date determined by application of any further relevant guidance that may hereafter be issued by SBA, which date shall be communicated in writing by Lender to Borrower not less than 30 days prior to such date. Interest will continue to accrue on the unpaid principal balance of the loan during the deferment period. The Company may apply thru the lender (Citibank) for forgiveness of the amount due on this loan. There is no guarantee that a forgiveness will be granted for all or part of the loan, as the calculation and compliance with covenants are required as per Section 1106 of the CARES Act (P.L. 116-136).

On May 24, 2021, the Company received the approval of loan forgiveness for the first Paycheck Protection Program term loan issued on May 4, 2020 totaling $410,900.

On August 7, 2021, the Company executed a letter contract with the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response, Strategic National Stockpile to furnish all labor, materials, supplies, facilities, equipment, transportation and travel necessary to manufacture, manage, sustain, and deliver ANTHIM® (FDA-approved anthrax antitoxin) for treatment of inhalational anthrax due to Bacillus anthrax. The total contract award of $81.0 million is comprised of a base quantity, valued at $50.0 million and an option quantity, valued at $31.0 million. The work is to be performed from the period August 6, 2021, through September 14, 2024. This procurement will increase the inventory of ANTHIM® stored in the Strategic National Stockpile for use as a medical countermeasure against a potential bioterrorist attack. In August 2021, the Company delivered approximately $43.7 million of product under the contract award and received payment in full in September 2021.

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